Exhibit 10.2

GUARANTEE

between

MEDICOR LTD

and

BIOSIL LIMITED

2005

THIS IS AN IMPORTANT DOCUMENT WHICH CONFERS LEGAL RIGHTS AND OBLIGATIONS ON THE PARTIES TO IT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING THIS DOCUMENT AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND BY ITS TERMS.

Brodies

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

Ref: GSC.BIO2.22

10 February 2005

GUARANTEE

between

1                                          MEDICOR LTD., a corporation incorporated under the laws of the State of Delaware (corporation number 3327048) and having its principal executive offices at 4560 S.Decatur Blvd, Las Vegas, Nevada 89103-5253, United States of America (“the Guarantor”); and

2                                          BIOSIL LIMITED (registered in the Isle of Man under number 50222) whose registered office is at Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles (“Biosil”).

NOW IT IS HEREBY AGREED as follows:-

1                                          In this Agreement

1.1                                 capitalised terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

1.2                                 Unless the context otherwise requires, the following terms have the following meanings:

1.2.1                                           “the Agreement” means the Supplier Novation and Amendment Agreement among Biosil, III, Aesthetics and Hutchison dated of even date herewith;

1.2.2                                           “Guarantor’s Group” means the Guarantor and any company (including, without limitation, Aesthetics or III) that is from time to time (i) a holding company, (ii) a subsidiary, or (iii) a subsidiary of a holding company, of the Guarantor and for these purposes the expressions “holding company” and “subsidiary” have the meanings given to them in the United Kingdom Companies Act 1985 (as amended);

1.2.3                                           “Guarantee Limitation Date” means the date which falls immediately after the expiry of a period of 12 calendar months after the occurrence of the Approval Date;

1.2.4                                           “Hutchison” means Hutchison International Inc., a corporation incorporated under the laws of the State of Louisiana (corporation number 72-1324212) and having its principal place of business at 7949 Jefferson Hwy, Suite E, Baton Rouge, Louisiana 70809, United States of America;

1.2.5                                           “Aesthetics” means a corporation incorporated under the laws of the Nevada (corporation number E0016512005-8) and having its principal executive offices at 6000 S. Eastern Avenue, Suite 9D, Las Vegas, Nevada 89119, United States of America; and

1.2.6                                           “III” means International Integrated Incorporated, a corporation incorporated under the laws of the British Virgin Islands and having its principal executive offices at 4560 S.Decatur Blvd, Las Vegas, Nevada 89103-5253, United States of America.

2                                          In consideration of Biosil agreeing to enter into the Agreement with Aesthetics and III, the Guarantor hereby guarantees to Biosil for itself on demand (and subject only as herein provided, undertakes as its direct and unconditional primary obligation), but, in so far as it is applicable, subject to the provisions of Clause 4 hereof, in so far as it is applicable, the due and punctual observance and performance of all the obligations of Aesthetics and III arising under or pursuant to the Agreement including, without prejudice to the foregoing generality, all payment obligations.

3                                          The obligations of the Guarantor hereunder shall not be discharged or affected in any way by any lack of, or limit on, the power or authority of Aesthetics or III or any irregularity, unenforceability or invalidity of any of the obligations of Aesthetics or III hereby guaranteed, or by any time or other indulgence or concession being granted to Aesthetics or III in respect of such guaranteed obligations (whether or not the Guarantor has knowledge thereof or consents thereto) or any other act, deed or matter of any description.

4                                          The guarantee obligations contained in Clause 2 shall not apply to any obligations of Aesthetics and III arising under or pursuant to the Agreement on or after the Guarantee Limitation Date but the Guarantee shall remain in full force and effect as regards all obligations of Aesthetics or III arising under or pursuant to the Agreement prior to the Guarantee Limitation Date including, without prejudice to the foregoing generality, all payment obligations.  The guarantee is in addition to and shall not prejudice nor be prejudiced by any other guarantee, indemnity or other security or right against the Guarantor or any third party which Biosil may have for the due performance of such guaranteed obligations.

5                                          Biosil may without any consent from the Guarantor and without affecting the liability of the Guarantor hereby hold over, renew, modify or release any security or guarantee now or hereafter held from or obligation of Aesthetics or III or any other person in respect of the liabilities hereby guaranteed and compound with or alter, replace, extend or renew the Agreement and the liability of the Guarantor hereunder shall continue in full force and effect notwithstanding such act or event.

6                                          The Guarantor waives any right it may have of requiring Biosil to proceed first against Aesthetics or III under the Agreement.

7                                          Any settlement or discharge between the Guarantor and Biosil shall be conditional upon any security or payment to Biosil by Aesthetics or III or any other person not being invalidated, voided or reduced (in whole or in part) by virtue of any provisions or enactments relating to bankruptcy, insolvency, administration, moratorium periods, receivership or liquidation for the time being in force and Biosil shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

8                                          If any obligations under this Guarantee become due for performance by the Guarantor under this Guarantee (including without prejudice to the foregoing generality all payment obligations), the Guarantor shall not, so long as performance remains outstanding by Aesthetics or III under the Agreement with respect to such obligation, without Biosil’ prior written consent:

8.1.1                                           in respect of any obligation performed by it under this Guarantee (including, without limitation, any amount paid by it under this Guarantee) seek to exercise any legal right or remedy against Aesthetics or III including, without limitation, repayment by subrogation, indemnity or otherwise; nor

8.1.2                                           claim payment of any other moneys for the time being due to it by Aesthetics or III on any account whatsoever or exercise any other right or remedy which it may have in respect thereof; nor

8.1.3                                           in the event of the liquidation or insolvency of Aesthetics or III, prove in competition with Biosil in respect of any moneys owing to it by Aesthetics or III on any account whatsoever (but, if so instructed by Biosil, the Guarantor shall so prove in accordance with such instructions).

9                                          The Guarantor represents and warrants to Biosil that it has the capacity, power and authority to enter into this Guarantee and to perform its obligations thereunder and that the obligations of the Guarantor under this Guarantee represent obligations on the Guarantor which are legally binding and enforceable against the Guarantor in accordance with their terms.

10                                    Biosil and the Guarantor each irrevocably agree to submit to the non-exclusive jurisdiction of the Isle of Man courts over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement.

11                                    Biosil and the Guarantor each irrevocably consent to any process in any legal action or proceedings arising out of or in connection with this Guarantee being served on it in accordance with the provisions of the Agreement relating to service of notices.  The address and fax number for the Guarantor for the purposes of applying the provisions of the Agreement are as follows:

Address:  4560 South Decatur Boulevard, Suite 300, Las Vegas, Nevada 89013-5253 USA

For the attention of:  Chief Operating Officer/ Chief Executive Officer

Fax number:  +1 (702) 932 4561

or such other address or facsimile number as may be notified in writing from time to time by the Guarantor to Biosil.

Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law:  IN WITNESS WHEREOF these presents have been executed by the parties the day, month and year first before written:

EXECUTED AND DELIVERED by MEDICOR LTD acting by Theodore Robert Maloney, its president and chief executive officer, and who subscribed this Agreement in the presence of:

Witness signature

Witness name	President and CEO

Witness address

EXECUTED AND DELIVERED by BIOSIL LIMITED acting by John Alan Alsop, one of its directors, and who subscribed this Agreement in the presence of:

Witness signature

Witness name	Director

Witness address